UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street Suite 600 Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 30, 2011, First Solar Malaysia Sdn. Bhd. (the “Borrower”), an indirect wholly owned subsidiary of First Solar, Inc. (the “Company”), entered into a Ringgit Malaysia-denominated US$150,000,000 equivalent Facility Agreement (the “Facility Agreement”), among the Borrower, the Company, as guarantor, CIMB Investment Bank Berhad, Maybank Investment Bank Berhad and RHB Investment Bank Berhad, as arrangers (the “Arrangers”), CIMB Investment Bank Berhad as facility agent (the “Facility Agent”) and security agent (the “Security Agent”), and the original lenders party thereto. A copy of the Facility Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The proceeds of the Facility Agreement will be used by the Borrower to finance, in part, the design, construction and commission of the Borrower’s fifth and sixth manufacturing plants in Malaysia (“Plants 5 and 6”) and the acquisition of certain plant, equipment and machinery to be utilized in Plants 5 and 6.
Borrowings under the Facility Agreement bear interest at an expected rate per annum equal to a KLIBOR rate determined by reference to the rate for the offering of deposits in Ringgit Malaysia appearing on the “KLIBOR” page of the Reuters screen, plus any mandatory costs.
The Borrower may voluntarily prepay outstanding loans under the Facility Agreement at any time without premium or penalty, subject to compensation for customary “break costs” and certain other requirements. The Borrower is required to prepay loans with certain insurance proceeds, and the loans are subject to mandatory prepayment upon the occurrence of a change of control, material asset disposal or termination of the construction of Plants 5 and 6, each as described in the Facility Agreement.
The loans made to the Borrower are secured by, among other things, a first fixed legal charge over the Borrower’s leases over the leased lots on which Plants 5 and 6 are located and a first fixed legal charge over all plant, equipment and machinery purchased by the Borrower with the proceeds of the facility or otherwise installed in or utilized in Plants 5 and 6, to the extent not financed, encumbered, charged to secure or subject to a negative pledge under a separate financing facility relating to Plants 5 and 6. In addition, the Borrower’s obligations under the Facility Agreement are guaranteed, on an unsecured basis, by the Company pursuant to the Facility Agreement.
The Facility Agreement contains negative covenants that, among other things, restrict, subject to certain exceptions, the ability of the Borrower to incur indebtedness, create liens, effect asset sales, engage in reorganizations, issue guarantees and make loans. In addition, the Facility Agreement includes financial covenants relating to net total leverage ratio, interest coverage ratio, total debt to equity ratio, debt service coverage ratio and tangible net worth. The Facility Agreement also contains certain representations and warranties, affirmative covenants and events of default.
The foregoing summary of the Facility Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Facility Agreement described herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above is incorporated by reference to this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1
Facility Agreement, dated June 30, 2011, among First Solar Malaysia Sdn. Bhd., as borrower, First Solar, Inc., as guarantor, CIMB Investment Bank Berhad, Maybank Investment Bank Berhad and RHB Investment Bank Berhad, as arrangers, CIMB Investment Bank Berhad as facility agent and security agent, and the original lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
By:	/s/ Mary Beth Gustafsson
	Name:	Mary Beth Gustafsson
	Title:	Executive Vice President, General Counsel and Secretary

Date: July 7, 2011

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Facility Agreement, dated June 30, 2011, among First Solar Malaysia Sdn. Bhd., as borrower, First Solar, Inc., as guarantor, CIMB Investment Bank Berhad, Maybank Investment Bank Berhad and RHB Investment Bank Berhad, as arrangers, CIMB Investment Bank Berhad as facility agent and security agent, and the original lenders party thereto.